As filed with the Securities and Exchange Commission on April 12, 2000.
                                            Registration No. 333-
=============================================================================

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                      _____________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                      _____________________

                          HOLOGIC, INC.
     ------------------------------------------------------
     (Exact Name of Registrant as Specified in Its Charter)


        Delaware                             04-2902449
-------------------------------       --------------------------------
(State or Other Jurisdiction of       (IRS Employer Identification No.)
Incorporation or Organization)

       35 Crosby Drive, Bedford, Massachusetts 01730-1401
       ---------------------------------------------------
       (Address of Principal Executive Offices) (Zip Code)

        Hologic, Inc. 1997 Employee Equity Incentive Plan
        -------------------------------------------------
                     (Full Title of the Plan)

                  S. David Ellenbogen, Chairman
                          Hologic, Inc.
       35 Crosby Drive, Bedford, Massachusetts 01730-1401
       --------------------------------------------------
                  (Name and Address of Agent For Service)

                          (781) 999-7300
   -----------------------------------------------------------
  (Telephone Number, Including Area Code, of Agent For Service)

                           Copies to:
                    Lawrence M. Levy, Esquire
                 Brown, Rudnick, Freed & Gesmer
                      One Financial Center
                  Boston, Massachusetts  02111


                CALCULATION OF REGISTRATION FEE
========================================================================================
Title of each                              Proposed       Proposed
class of securities       Amount to        maximum        maximum           Amount of
to be registered        be registered   offering price    aggregate       registration
                             (1)          per share     offering price         fee
----------------------------------------------------------------------------------------
Common Stock, $.01      500,000 shares      $6.5625 (3)    $3,281,250        $866.25
par value                    (2)

Rights to Purchase      500,000 rights        ---           ---               ---
Common Stock (4)

========================================================================================

(1) Such presently indeterminable number of additional shares of Common Stock and Rights are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.
(2)  To  be  issued  pursuant to the Registrant's  1997  Employee
     Equity Incentive Plan.
(3)  Estimated   solely  for  the  purpose  of  determining   the
     registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the Registrant's Common Stock on April 11, 2000, as reported by the Nasdaq Stock Market.
(4) Pursuant to a Rights Agreement entered into in 1992, as amended, one right (each a "Right") is deemed to be delivered with each share of Common Stock issued by the Registrant. The Rights currently are not separately transferable apart from the Common Stock, and they are not exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

     This Registration Statement relates to the registration of additional securities of the same class as other securities for which registration statements are effective relating to the
Registrant's 1997 Employee Equity Incentive Plan.  Pursuant to
General Instruction E of Form S-8, this Registration Statement also incorporates by reference Registration Statement No. 333-
34003 on Form S-8 and Registration Statement No. 333-79167 on
Form S-8, relating to an aggregate of 600,000 shares issuable under the Registrant's 1997 Employee Equity Incentive Plan.
=============================================================================


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     The contents of the registrant's Registration Statement on Form S-8 (File No. 333-34003), filed with the Securities and Exchange Commission on August 20, 1997 and the registrant's Registration Statement on Form S-8 (File No. 333-79167), filed with the Securities and Exchange Commission on May 24, 1999, are incorporated by reference herein.


Item 8.  Exhibits.
-------  ---------

Exhibit
Number
-------
 5    Legal Opinion of Brown, Rudnick, Freed & Gesmer.

23.1  Consent of Arthur Andersen LLP.

23.2 Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5 hereof.

 24 Power of Attorney (included on the signature page of this Registration Statement).


                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on the 12th day of April, 2000.

                                     HOLOGIC, INC.


                                     By: /s/ S. David Ellenbogen
                                     ---------------------------
                                       S. David Ellenbogen
                                       Chief Executive Officer


                        POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints S. David Ellenbogen and Jay A. Stein and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                   Title                     Date
----------                  ------                    -----

/s/ S. David Ellenbogen   Director and Principal    April 12, 2000
-----------------------   Executive Officer
    S. David Ellenbogen


/s/ Jay A. Stein          Director                  April 12, 2000
----------------------
    Jay A. Stein


/s/ Steve L. Nakashige    Director                  April 12, 2000
----------------------
    Steve L. Nakashige


/s/ Glenn P. Muir         Chief Financial Officer   April 12, 2000
----------------------    and Principal Accounting
    Glenn P. Muir         Officer


/s/ Irwin  Jacobs         Director                  April 12, 2000
----------------------
    Irwin Jacobs


/s/ William  A. Peck      Director                  April 12, 2000
----------------------
    William A. Peck


/s/ Gerald Segel          Director                  April 12, 2000
----------------------
    Gerald Segel


/s/ Elaine Ullian         Director                  April 12, 2000
----------------------
    Elaine Ullian




                        INDEX TO EXHIBITS

Exhibit                                                   Sequential
Number                                                    Page Number

 5      Legal Opinion of Brown, Rudnick, Freed & Gesmer.

23.1    Consent of Arthur Andersen LLP.

23.2 Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5 hereof.

 24 Power of Attorney (included on the signature page of this Registration Statement).